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                                                                   EXHIBIT 23(A)
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
To Vanguard Cellular Systems, Inc.:
     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 20, 1995, included in Vanguard Cellular Systems, Inc.'s Form 10-K for the year ended December 31, 1994, as amended by a Form 10-K/A dated September 22, 1995, and our reports dated March 8, 1994 and November 4, 1994, included in Vanguard Cellular Systems, Inc.'s Form 8-K filed on February 13, 1995 and to all references to our firm included in this registration statement.
                                         ARTHUR ANDERSEN LLP

Greensboro, North Carolina,
  September 21, 1995

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